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As filed with the Securities and Exchange Commission on February 8, 2007

Registration No. 333-136110

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 5
TO FORM S-11
ON FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GTJ REIT, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

444 Merrick Road
Lynbrook, NY 11563
(516) 881-3535
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant's Principal Executive Offices)

Jerome Cooper
President
c/o GTJ Co., Inc.
444 Merrick Road
Lynbrook, NY 11563
(516) 881-3535
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Stuart M. Sieger, Esq. Ruskin Moscou Faltischek, P.C. 1425 Reckson Plaza East Tower, 15th Floor Uniondale, New York 11556 (516) 663-6546 (516) 663-6746 (Telecopy)	Adam P. Silvers, Esq. Ruskin Moscou Faltischek, P.C. 1425 Reckson Plaza East Tower, 15th Floor Uniondale, New York 11556 (516) 663-6519 (516) 663-6719 (Telecopy)

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

        If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $.001 par value per share	15,564,454 shares	$11.14	$173,388,018	$18,553

(1)
Includes 10,000,000 shares offered in connection with a business combination and 3,769,122 shares to be offered as part of a distribution of earnings and profits to stockholders following the Reorganization

(2)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(3)
Previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 5 has been filed solely to modify Part II, Undertakings

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; or (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

        Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director (the "Indemnitee") for any liability or loss suffered by any of them, unless all of the following conditions are met:

          (i)    the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

          (ii)   the Indemnitee was acting on behalf of or performing services for the Registrant;

          (iii)  such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

          (iv)  such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

          (v)   with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

        Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

        The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by the directors in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents provide the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

Item 21.    Financial Statements and Exhibits

        (a) Index to Financial Statements

        The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

        GTJ REIT, INC

GTJ REIT INC	F-1 - F-11
GREEN BUS LINES, INC. AND SUBSIDIARY	F-12 - F-45
TRIBORO COACH CORPORATION AND SUBSIDIARIES	F-46 - F-78
JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES	F-79 - F-111
GTJ CO., INC. AND SUBSIDIARIES	F-112 - F-140
COMMAND BUS COMPANY, INC.	F-141 - F-166

        (b) Exhibits:

Exhibit Number	Exhibit
1.1*	Merger Agreement and Plan of Merger (included as Attachment A)
3.1*	Articles of Incorporation of the Registrant
3.1(a)**	Form of Amended and Restated Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
4.1*	Specimen Common Stock Certificate
5.1***	Signed Opinion of Ruskin Moscou Faltischek, P.C.
8.1(a)*****	Signed Opinion of Herrick Feinston LLP concerning Bus Company mergers
8.1(b)*****	Signed Opinion of Herrick Feinston LLP concerning REIT qualification
10.1*	Form of 2006 Incentive Award Plan
10.2**	Revised form of Stockholder Rights Agreement
10.3*	Asset Purchase Agreement by and among Green Bus lines, Inc., Command Bus Company, Inc., Triboro Coach Corp., Jamaica Buses, Inc. Varsity Transit, Inc., GTJ Co., Inc. and the City of New York dated November 29, 2005.
10.4*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 49-19 Rockaway Beach Boulevard, Arverne, New York.
10.5*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 165-25 147th Avenue, Jamaica, New York.
10.6*	Agreement of Lease between Jamaica Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 114-15 Guy Brewer Boulevard, Jamaica, New York.
10.7*	Agreement of Lease between Triboro Coach Holding Corp., Landlord and the City of New York, Tenant: Premises 85-01 24th Avenue East Elmhurst, New York.
10.8*	Agreement of Lease between GTJ Co., Inc., Landlord and Avis Rent A Car System, Inc., Tenant: Premises 23-85 87th Street, East Elmhurst, New York for term commencing .

10.9*	Lease by and between GTJ Co., Inc., Landlord and Varsity Bus Co., Inc., Tenant: Premises 626 Wortman Avenue, Brooklyn, New York and Cozine Avenue, Brooklyn, New York dated September 1, 2003.
10.10**	Agreement between Transit Facility Management Corporation and NYC Transit dated August 7, 2001.
10.11**	Agreement between ShelterClean, Inc. and the City of Phoenix dated April 15, 2006.
10.12**	Agreement between CEMUSA, Inc. and Shelter Express Corp. dated June 26, 2006.
23.1***	Consent of Ruskin Moscou Faltischeck, PC (included in Exhibit 5.1)
23.2*****	Consent of Weiser, LLP
23.3****	Consent of Herrick, Feinstein LLP (included in Exhibit 8.1)
23.4***	Consent of Cushman & Wakefield, Inc.
23.5***	Consent of Empire Valuation Consultants, LLC
23.6***	Consent of Ryan Beck & Co.
24.1*	Power of Attorney (included on Signature Page of Registration Statement)
99.1**	Cushman & Wakefield, Inc. appraisal of 114-15 Guy Brewer Boulevard, Jamaica, Queens County, New York
99.2**	Cushman & Wakefield, Inc. appraisal of N/W/C of Rockaway Beach Blvd. & Beach 49th Street, Arverne, Queens County, New York
99.3**	Cushman & Wakefield, Inc. appraisal of 612 Wortman Avenue, Brooklyn, Kings County, New York
99.4**	Cushman & Wakefield, Inc. appraisal of 23-85 87th Street, East Elmhurst, Queens County, New York
99.5**	Cushman & Wakefield, Inc. appraisal of 165-25 147th Avenue, Jamaica, Queens County, New York
99.6**	Cushman & Wakefield, Inc. appraisal of 49-19 Rockaway Beach Boulevard, Arverne, Queens County, New York
99.7**	Cushman & Wakefield, Inc. appraisal of 85-01 24th Avenue, East Elmhurst, Queens County, New York
99.8**	Empire Valuation Consultants, LLC opinion on value of common stock interest in GTJ Co., Inc. and subsidiaries
99.9**	Form of Green Bus Lines, Inc. Proxy
99.10**	Form of Triboro Coach Corp. Proxy
99.11**	Form of Jamaica Central Railways, Inc. Proxy

*
Filed with Registration Statement

**
Filed with Amendment No. 1 to Registration Statement

***
Filed with Amendment No. 2 to Registration Statement

****
Filed with Amendment No. 3 to Registration Statement

*****
Filed with Amendment No. 4 to Registration Statement

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

SIGNATURE PAGE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of February, 2007.

GTJ REIT, INC.
By:	/s/ Jerome Cooper
Jerome Cooper, Chief Executive Officer
By:	/s/ Michael Kessman
Michael Kessman Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated (including as Attorney-in-Fact as indicated).

Signature	Title	Date

/s/ Jerome Cooper Jerome Cooper	Chief Executive Officer and Director	February 8, 2007
/s/ Paul Cooper Paul Cooper	Vice President and Director	February 8, 2007
/s/ Douglas A. Cooper* Douglas A. Cooper	Vice President and Director	February 8, 2007
/s/ Michael Kessman* Michael Kessman	Chief Accounting Officer (Chief Accounting Officer)	February 8, 2007
/s/ John Feerick* John Feerick	Director	February 8, 2007
/s/ David Jang* David Jang	Director	February 8, 2007
/s/ John J. Leahy* John J. Leahy	Director	February 8, 2007
/s/ Donald M. Schaeffer* Donald M. Schaeffer	Director	February 8, 2007
/s/ Jerome Cooper * Jerome Cooper Attorney-in-Fact

EXHIBIT LIST

Exhibit Number	Exhibit
1.1*	Merger Agreement and Plan of Merger (included as Attachment A)
3.1*	Articles of Incorporation of the Registrant
3.1(a)**	Form of Amended and Restated Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
4.1*	Specimen Common Stock Certificate
5.1***	Signed Opinion of Ruskin Moscou Faltischek, P.C.
8.1(a)*****	Signed Opinion of Herrick Feinston LLP concerning Bus Company mergers
8.1(b)*****	Signed Opinion of Herrick Feinston LLP concerning REIT qualification
10.1*	Form of 2006 Incentive Award Plan
10.2**	Revised form of Stockholder Rights Agreement
10.3*	Asset Purchase Agreement by and among Green Bus lines, Inc., Command Bus Company, Inc., Triboro Coach Corp., Jamaica Buses, Inc. Varsity Transit, Inc., GTJ Co., Inc. and the City of New York dated November 29, 2005.
10.4*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 49-19 Rockaway Beach Boulevard, Arverne, New York.
10.5*	Agreement of Lease between Green Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 165-25 147th Avenue, Jamaica, New York.
10.6*	Agreement of Lease between Jamaica Bus Holding Corp., Landlord and the City of New York, Tenant: Premises 114-15 Guy Brewer Boulevard, Jamaica, New York.
10.7*	Agreement of Lease between Triboro Coach Holding Corp., Landlord and the City of New York, Tenant: Premises 85-01 24th Avenue East Elmhurst, New York.
10.8*	Agreement of Lease between GTJ Co., Inc., Landlord and Avis Rent A Car System, Inc., Tenant: Premises 23-85 87th Street, East Elmhurst, New York for term commencing .
10.9*	Lease by and between GTJ Co., Inc., Landlord and Varsity Bus Co., Inc., Tenant: Premises 626 Wortman Avenue, Brooklyn, New York and Cozine Avenue, Brooklyn, New York dated September 1, 2003.
10.10**	Agreement between Transit Facility Management Corporation and NYC Transit dated August 7, 2001.
10.11**	Agreement between ShelterClean, Inc. and the City of Phoenix dated April 15, 2006.
10.12**	Agreement between CEMUSA, Inc. and Shelter Express Corp. dated June 26, 2006.
23.1***	Consent of Ruskin Moscou Faltischeck, PC (included in Exhibit 5.1)
23.2*****	Consent of Weiser, LLP
23.3****	Consent of Herrick, Feinstein LLP (included in Exhibit 8.1)
23.4***	Consent of Cushman & Wakefield, Inc.
23.5***	Consent of Empire Valuation Consultants, LLC
23.6***	Consent of Ryan Beck & Co.
24.1*	Power of Attorney (included on Signature Page of Registration Statement)
99.1**	Cushman & Wakefield, Inc. appraisal of 114-15 Guy Brewer Boulevard, Jamaica, Queens County, New York

99.2**	Cushman & Wakefield, Inc. appraisal of N/W/C of Rockaway Beach Blvd. & Beach 49th Street, Arverne, Queens County, New York
99.3**	Cushman & Wakefield, Inc. appraisal of 612 Wortman Avenue, Brooklyn, Kings County, New York
99.4**	Cushman & Wakefield, Inc. appraisal of 23-85 87th Street, East Elmhurst, Queens County, New York
99.5**	Cushman & Wakefield, Inc. appraisal of 165-25 147th Avenue, Jamaica, Queens County, New York
99.6**	Cushman & Wakefield, Inc. appraisal of 49-19 Rockaway Beach Boulevard, Arverne, Queens County, New York
99.7**	Cushman & Wakefield, Inc. appraisal of 85-01 24th Avenue, East Elmhurst, Queens County, New York
99.8**	Empire Valuation Consultants, LLC opinion on value of common stock interest in GTJ Co., Inc. and subsidiaries
99.9**	Form of Green Bus Lines, Inc. Proxy
99.10**	Form of Triboro Coach Corp. Proxy
99.11**	Form of Jamaica Central Railways, Inc. Proxy

*
Filed with Registration Statement

**
Filed with Amendment No. 1 to Registration Statement

***
Filed with Amendment No. 2 to Registration Statement

****
Filed with Amendment No. 3 to Registration Statement

*****
Filed with Amendment No. 4 to Registration Statement

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This Amendment No. 5 has been filed solely to modify Part II, Undertakings
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURE PAGE
EXHIBIT LIST